OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

COLLEGIATE FUNDING SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Filed by Collegiate Funding Services, Inc.
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Collegiate Funding Services, Inc.
Commission File No.: 000-50846

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Forward-Looking Statements
Statements contained in this document which are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” may include, but are not limited to, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of the operations and financial results, the markets for products, the future development of business, and the contingencies and uncertainties of JPMorgan Chase Bank, National Association (“JPMorgan Chase”) and Collegiate Funding Services, Inc. (“Collegiate Funding Services”) to which JPMorgan Chase and Collegiate Funding Services, respectively, may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.
Future events and their effects on JPMorgan Chase and Collegiate Funding Services may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in JPMorgan Chase’s most recent Annual Report on Form 10-K for the year ended December 31, 2004, and Collegiate Funding Services’ most recent Annual Report on Form 10-K for the year ended December 31, 2004 and JPMorgan Chase’s and Collegiate Funding Services’ quarterly reports on Form 10-Q and other documents filed by JPMorgan Chase and Collegiate Funding Services with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: the ability to promptly and effectively integrate the businesses of JPMorgan Chase and Collegiate Funding Services; the reaction of JPMorgan Chase’s and Collegiate Funding Services’ clients to the merger and the ability to retain those clients; the ability to retain key personnel; potential client conflicts; the ability to achieve the anticipated strategic benefits of the proposed merger; the diversion of management time on merger-related issues; the performance of financial markets and interest rates; competitive and business factors; new Department of Education, tax or other government regulations; changes in the demand for educational financing or in financing preferences of educational institutions, students and their families; changes in the credit quality or performance of the loans that CFS purchases, retains or securitizes; changes in interest rates and in the securitization or secondary markets for education loans; the failure to obtain shareholder or regulatory approval for the merger, or adverse regulatory conditions imposed in connection with governmental approvals of the merger; and changes in general economic conditions.
Neither JPMorgan Chase nor Collegiate Funding Services undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.
Important Legal Information
In connection with the proposed merger, Collegiate Funding Services will file a proxy statement with the SEC. Before making any voting decision, Collegiate Funding Services’ stockholders and investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed merger. The proxy statement and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Collegiate Funding Services will also be able to obtain the proxy statement and other documents free of charge by directing their requests to Collegiate Funding Services, Office of the Corporate Secretary, 1-800-762-6441, ext. 5329.
Collegiate Funding Services and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Collegiate Funding Services’ directors and executive officers is available in Collegiate Funding Services’ proxy statements and Annual Report on Form 10-K, previously filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
This filing consists of the following materials:
(1)	Article from Collegiate Funding Services, Inc. employee newsletter, “the Voice,” Issue 004/Winter 2005-6, which was first distributed to employees on January 30, 2006.

Late Edition of The Voice
This edition of The Voice was almost complete when we announced the planned acquisition of our company by JPMorgan Chase Bank, N.A. So, we stopped the presses to update a few articles and added the latest news. We will continue to keep you informed through The Voice, but encourage you to use the many other sources now available to you as well. Remember that news is posted daily on our new Intranet, “The SPINE”. And of course, you are always encouraged to talk with your manager or any executive committee member.
JPMorgan Chase to Acquire CFS
In mid-December, our company and JPMorgan Chase Bank, N.A., signed a definitive agreement for Chase to purchase CFS for $20 per share in cash, for total consideration of approximately $663 million.
Our company will become part of Chase Education Finance, and the headquarters of the combined company will be in Fredericksburg, VA. The combined company also plans to maintain our other sites in Jackson, Tampa and Boston, as well as Chase’s Indianapolis site.
The combination of CFS and Chase is, “a major step in building the best education finance business in the country,” said Brad Conner, executive vice president of Chase Retail Financial Services. “We will be joining forces with a powerful brand and a recognized leader in financial services,” Barry Morrow, president and chief executive officer of CFS, told the nearly 800 CFS employees.
JPMorgan Chase has assets of $1.2 trillion and a stock market value of more than $135 billion as part of the Dow Jones Industrial Average. Its consumer banking businesses, which use the Chase brand, generated more than $21 billion in revenue in 2004. And that was before the company began investing more than $200 million in marketing to support Chase as the brand of choice for consumers throughout all stages of their lives. A number of decisions regarding the executive team for the combined business have already been made:
•	Barry Morrow will become president of Chase Education Finance.

•	Bob Moore, the current president of Chase Education Finance, will remain in that position until the closing and assist in the transition.

•	Craig Anderson, who heads Chase Education Finance’s national sales organization, will manage the school sales force.

•	Philippe Cotennec, who handles credit and risk management for Chase Education Finance, will head risk management.

•	Jack Elam will manage technology and operations.

•	John Fees will run affinity services and Y2M.

•	Kevin Landgraver will become chief financial officer.

•	Jeffrey Levine, senior vice president and general counsel for Chase Education Finance and Chase Auto Finance will serve as general counsel.

•	Clark McGhee will manage the call centers and direct marketing.
We expect the purchase, which is subject to CFS shareholder and regulatory approval, to close in the first quarter of 2006. Integration teams are already in place to help ensure a smooth transition. Leading the teams are John Reeves, executive vice president and chief operating officer of CFS and Gary Pokrifka, vice president from Chase.
Senior vice president, Brian Schools is serving as integration project manager for CFS. Other CFS integration members include: Trent Beck, George Beigel, Ann Collier, Darron Dickinson, Paul Eber, John Fees, Mike Hart, Kevin Landgraver, Dan Long, Jean Matherne, Clark McGhee, Richard Owen, Chuck Terribile, Dave Thompson, Phillip Wade and Lee Woods.

Important Legal Information
In connection with the proposed merger, Collegiate Funding Services will file a proxy statement with the SEC. Before making any voting decision, Collegiate Funding Services’ stockholders and investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed merger. The proxy statement and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Collegiate Funding Services will also be able to obtain the proxy statement and other documents free of charge by directing their requests to Collegiate Funding Services, Office of the Corporate Secretary, 1-800-762-6441., ext. 5329.
Collegiate Funding Services and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Collegiate Funding Services’ directors and executive officers is available in Collegiate Funding Services’ proxy statements and Annual Report on Form 10-K, previously filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.